Exhibit 99.2

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888
METLIFE NAMES MARTIN LIPPERT HEAD OF GLOBAL TECHNOLOGY
NEW YORK, Aug. 22, 2011 – MetLife, Inc. (NYSE: MET) today announced that Martin Lippert will join the company as executive vice president and head of global technology, effective Sept. 6, 2011. Lippert will report to President and Chief Executive Officer Steven A. Kandarian and become a member of MetLife’s executive group.
“Marty has long been acknowledged as one of the most innovative technology thinkers in the financial services industry,” Kandarian said. “His 30 years of experience in leading technology change will help MetLife successfully complete its transformation from the leading domestic life insurer to a truly global financial services enterprise.”
Most recently, Lippert served as chief operations and technology officer for Citigroup, where he drove change across Citi’s newly centralized Global Technology and Operations Division. Among his accomplishments at Citi was repositioning the division to more effectively transfer strengths from one geography to another. This helped drive efficiency and lift product capability during one of the industry’s most challenging times.
Prior to joining Citigroup, Lippert spent 11 years as vice chairman and group head of global technology and operations for the Royal Bank of Canada (RBC), where he transformed the underlying technology base of the company in terms of both infrastructure and customer-data management. In surveys by Forrester Research and Gartner Inc., RBC was recognized as “best in class” in technology globally among financial institutions during Lippert’s tenure.
Lippert began his career in the information technology department of Mellon Bank, where he spent 16 years in progressively responsible positions, culminating in his being named executive vice president for information management & research in 1993. He earned a bachelor of science degree from the University of Pittsburgh in 1981.

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 60 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors”, MetLife, Inc.’s Current Report on Form 8-K dated March 1, 2011 and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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